As filed with the Securities and Exchange Commission on December 12, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEIN MART, INC.

(Exact name of registrant as specified in charter)

Florida	64-0466198
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices) (Zip Code)

STEIN MART, INC. 2001 OMNIBUS PLAN

(Full title of the plan)

James G. Delfs

Senior Vice President, Finance and Chief Financial Officer

Stein Mart, Inc.

1200 Riverplace Boulevard

Jacksonville, Florida 32207

(Name and address of agent for service)

(904) 346-1500

(Telephone number, including area code, of agent for service)

With copies to:

Linda Y. Kelso, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	3,000,000 shares	$4.81	$14,430,000.00	$443.00

(1)	Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plan.

(2)	Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee for 3,000,000 shares covered by this Registration Statement and reserved for future grants under the plan has been calculated on the basis of $4.81 per share, the average of the high and low prices of the registrant’s Common Stock as reported on The NASDAQ Stock Market on December 6, 2007.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. This Registration Statement is filed for the purpose of registering an additional 3,000,000 shares of common stock, $.01 par value, of Stein Mart, Inc. (the “Company”) pursuant to the Stein Mart, Inc. 2001 Omnibus Plan, as amended. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering 4,500,000 shares of the Company’s common stock, originally filed on August 7, 2001 (Registration No. 333-67034), are incorporated by reference into this Registration Statement.

Item 8. Exhibits.

See Exhibit Index included herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 12th day of December, 2007.

STEIN MART, INC.
(Registrant)

By:	/s/ James G. Delfs
James G. Delfs
Senior Vice President, Finance and Chief Financial Officer

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints James G. Delfs and Clayton E. Roberson, Jr., and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Linda McFarland Farthing	President, Chief Executive Officer and Director	December 12, 2007
Linda McFarland Farthing

/s/ James G. Delfs	Senior Vice President, Finance and Chief Financial Officer	December 12, 2007
James G. Delfs

/s/ Clayton E. Roberson, Jr.	Vice President and Controller	December 12, 2007
Clayton E. Roberson, Jr.

/s/ Jay Stein	Chairman of the Board	December 12, 2007
Jay Stein

/s/ John H. Williams, Jr.	Vice Chairman of the Board	December 12, 2007
John H. Williams, Jr.

/s/ Ralph Alexander	Director	December 12, 2007
Ralph Alexander

/s/ Alvin R. Carpenter	Director	December 12, 2007
Alvin R. Carpenter

/s/ Susan Falk	Director	December 12, 2007
Susan Falk

/s/ Mitchell W. Legler	Director	December 12, 2007
Mitchell W. Legler

/s/ Richard L. Sisisky	Director	December 12, 2007
Richard L. Sisisky

/s/ Martin E. Stein	Director	December 12, 2007
Martin E. Stein

	Director	, 2007
J. Wayne Weaver

EXHIBIT INDEX

5.1	Opinion of Foley & Lardner LLP as to the legality of the securities to be issued

10.1.	Stein Mart, Inc. 2001 Omnibus Plan, incorporated by reference to the Company’s Form S-8 Registration Statement filed on August 7, 2001

10.2	First Amendment to Stein Mart, Inc. 2001 Omnibus Plan, dated December 12, 2006, incorporated by reference to the Company’s Form 10-K for the fiscal year ended February 3, 2007, filed on April 18, 2007

10.3	Form of Option Award Agreement for Key Employees, pursuant to 2001 Omnibus Plan, incorporated by reference to the Company’s Form S-8 Registration Statement filed on August 7, 2001

10.4	Form of Option Award Agreement for Non-Employee Directors, pursuant to 2001 Omnibus Plan, incorporated by reference to the Company’s Form S-8 Registration Statement filed on August 7, 2001

10.5	Form of Restricted Share Award Agreement for Key Employees, pursuant to 2001 Omnibus Plan, incorporated by reference to the Company’s Form 10-K for the fiscal year ended January 31, 2004

10.6	Form of Performance Share Award Agreement for Key Employee, pursuant to 2001 Omnibus Plan, incorporated by reference to the Company’s Form 10-Q for the quarterly period ended October 28, 2006

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Foley & Lardner LLP (included in Opinion filed as Exhibit 5.1)

5